                                                                                        Registration No. 333-40114

                                         SECURITIES AND EXCHANGE COMMISSION
                                               Washington, D.C. 20549
                                     ------------------------------------------

                                                   Post-Effective
                                                   Amendment No. 2
                                                         to
                                                      FORM S-8
                                            REGISTRATION STATEMENT UNDER
                                             THE SECURITIES ACT OF 1933

                                                 ACXIOM CORPORATION
                               (Exact name of Registrant as specified in its charter)

          Delaware                                                                           71-0581897
(State or other jurisdiction of                                                           (I.R.S. Employer
incorporation or organization)                                                         Identification Number)

                                          P. O. Box 8180, 1 Information Way
                                          Little Rock, Arkansas 72203-8180
                                                   (501) 342-1000
                                (Address, including zip code, and telephone number of
                                            principal executive offices)
                                        -------------------------------------

                                          2000 ASSOCIATE STOCK OPTION PLAN
                                               OF ACXIOM CORPORATION
                                              (Full title of the plan)
                                       --------------------------------------

                                                  Charles D. Morgan
                                         Chairman of the Board and President
                                                  (Company Leader)
                                                 Acxiom Corporation
                                          P. O. Box 8180, 1 Information Way
                                          Little Rock, Arkansas 72203-8180
                                                   (501) 342-1000
                            (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                          Copies of all correspondence to:

                                                 Jeffrey J. Gearhart
                                                    Kutak Rock LLP
                                               425 West Capitol Avenue
                                                      Suite 1100
                                             Little Rock, Arkansas 72201
                                                    (501) 975-3000
                                      ----------------------------------------

                                                    CALCULATION OF REGISTRATION FEE

                                                       Proposed Maximum    Proposed Maximum
                                        Amount          Offering Price         Aggregate
   Title of Securities to be            To Be              Per Share        Offering Price          Amount of
           Registered                 Registered                                                Registration Fee
         Common Stock,
       $.10 Par Value(1)             2,000,000(2)           $17.10           $ 34,200,000        $ 3,416.40(3)

         (1)      Preferred Stock Purchase Rights of Acxiom Corporation ("Acxiom") are attached to and trade with the Acxiom Common
Stock.

         (2)      Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares that may become subject to the 2000 Associate Stock Option Plan of Acxiom Corporation as a result of anti-dilution provisions of the plan.

         (3)      The registration fee has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the reported high and low sales prices of shares of Acxiom Common Stock on Nasdaq on August 16, 2002.

                                     INCORPORATION OF PREVIOUS REGISTRATION STATEMENT BY REFERENCE

         The contents of the previous Registration Statement on Form S-8, Registration No. 333-40114, as amended by Post Effective
Amendment No. 1, Registration No. 333-68620, previously filed with the Securities and Exchange Commission by Acxiom Corporation
("Acxiom") are incorporated herein by this reference.

         Our consolidated financial statements as of March 31, 2002 and 2001 and for the years then ended included in our annual report on Form 10-K for the year ended March 31, 2002 and incorporated by reference into this registration statement have been audited by Arthur Andersen LLP, independent certified public accountants, to the extent and for the periods indicated in their report thereon.  Such financial statements have been incorporated herein by reference in reliance upon the report of Arthur Andersen
LLP. Acxiom generally is required to obtain a current written consent from Arthur Andersen in order to include their audit reports for the 2002 and 2001 financial statements in this registration statement.  While Arthur Andersen provided a consent with respect to these financial statements in connection with previous filings, Arthur Andersen informed us that due to its current status it was not in a position to provide an updated consent required by the filing of an amendment to the registration statement.  Therefore, in reliance on the temporary relief provided by the SEC under Securities Act Rule 437(a), we have filed this amendment to the registration statement without including an updated written consent of Arthur Andersen.  Arthur Andersen's failure to deliver a currently dated written consent will pose a limitation on your ability to sue Arthur Andersen under Section 11 of the Securities Act of 1933 for material misstatements or omissions, if any, in the registration statement, including the 2002 and 2001 financial statements covered by their reports.  In addition, Arthur Andersen's conviction on June 15, 2002 of federal obstruction of justice charges, and Arthur Andersen's subsequent notification to the SEC that Arthur Andersen will cease practicing before the SEC by
August 31, 2002, adversely affect the ability of Arthur Andersen to satisfy any claims arising from its provision of auditing and other services to us, including claims that may arise out of Arthur Andersen's audit of our financial statements.

         Our consolidated financial statements for the year ended March 31, 2000 included in our annual report on Form 10-K for the year ended March 31, 2002 and incorporated by reference into this prospectus have been audited by KPMG LLP, independent certified public accountants, to the extent and for the periods indicated in their report thereon.  Such financial statements have been incorporated herein by reference in reliance upon the report of KPMG LLP.

                                                 REGISTRATION OF ADDITIONAL SECURITIES

        Acxiom has previously registered an aggregate 9,400,000 shares of its Common Stock, $0.10 par value, issuable under the 2000
Associate Stock Option Plan of Acxiom Corporation (the "Plan").  On August 7, 2002, the stockholders of Acxiom approved an amendment to the Plan, increasing the number of shares of Common Stock issuable thereunder from 9,400,000 to 11,400,000.  This Registration
Statement is being filed pursuant to General Instruction E to Form S-8 to register such additional shares issuable under the Plan.

                                                       PART II

                                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

         5.1      Opinion of Kutak Rock LLP as to the legality of the shares being registered (filed herewith)

         23.1     Consent of Kutak Rock LLP (included in the opinion filed as Exhibit 5.1 herewith)

         23.2     Consent of KPMG LLP (filed herewith)

         24.1     Powers of Attorney

                                                             SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on August 23, 2002.

                                                     ACXIOM CORPORATION

                                                     By:    /s/ Catherine L. Hughes
                                                        --------------------------------------------
                                                           Catherine L. Hughes
                                                           Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, on August 23, 2002:

                         Signature                                                    Title

/s/ Wesley K. Clark*                                                                 Director
--------------------------------------
(Wesley K. Clark)

/s/ Dr. Ann Hayes Die*                                                               Director
--------------------------------------
(Dr. Ann Hayes Die)

/s/ William T. Dillard II*                                                           Director
--------------------------------------
(William T. Dillard II)

/s/ Harry C. Gambill*                                                                Director
--------------------------------------
(Harry C. Gambill)

/s/ William J. Henderson*                                                            Director
--------------------------------------
(William J. Henderson)

/s/ Rodger S. Kline*                                                  Director and Company Operations Leader
--------------------------------------
(Rodger S. Kline)

/s/ Thomas F. (Mack) McLarty, III*                                                   Director
--------------------------------------
(Thomas F. (Mack) McLarty, III)

/s/ Charles D. Morgan*                                               Chairman of the Board and Company Leader
--------------------------------------                                     (principal executive officer)
(Charles D. Morgan)

/s/ Stephen M. Patterson*                                                            Director
--------------------------------------
(Stephen M. Patterson)

/s/ Jefferson D. Stalnaker                                             Company Financial Operations Leader
--------------------------------------                             (principal financial and accounting officer)
(Jefferson D. Stalnaker)

/s/ James T. Womble*
--------------------------------------
(James T. Womble)                                                          Director and Division Leader

*By:    /s/  Catherine L. Hughes
    ----------------------------------------------
          (Catherine L. Hughes, Attorney-in-Fact)

                                                  INDEX TO EXHIBITS

Number            Exhibit

5.1               Opinion of Kutak Rock LLP as to the legality of the shares being registered (filed herewith).

23.1              Consent of Kutak Rock LLP (included in the opinion in Exhibit 5.1).

23.2              Consent of KPMG LLP (filed herewith).

24.1              Powers of Attorney.